EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                      NAME                                 STATE OF ORGANIZATION

Bobby's Novelty, Inc.                                             Texas

Broadstreets Cabaret, Inc.                                        Texas

Citation Land LLC                                                 Texas

Peregrine Enterprises, Inc                                       New York

RCI Billing, Inc.                                                 Texas

RCI Dating Services, Inc.                                         Texas

RCI Debit Services, Inc.                                          Texas

RCI Entertainment (Ft. Worth), Inc.                               Texas

RCI Entertainment (Minnesota), Inc.                              Minnesota

RCI Entertainment (New York), Inc.                               New York

RCI Entertainment (North Carolina), Inc.                      North Carolina

RCI Entertainment (San Antonio), Inc.                             Texas

RCI Entertainment Texas, Inc.                                     Texas

RCI Holdings, Inc.                                                Texas

RCI Internet Holding, Inc.                                        Texas

RCI Internet Services, Inc.                                       Texas

SRD Vending Company                                               Texas

Tantra Dance, Inc.                                                Texas

Tantra Parking, Inc.                                              Texas

Top Shelf LLC                                                 North Carolina

Trumps Inc.                                                       Texas

XTC Cabaret, Inc.                                                 Texas